UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 20, 2014

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Scott D. Hamilton has served as Senior Vice President, Chief Accounting Officer and Assistant Secretary of CC Media Holdings, Inc. (“CCMH”) and its subsidiaries Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc. since April 26, 2010.  He also has served as Senior Vice President, Chief Accounting Officer and Assistant Secretary of Clear Channel Capital I, LLC, a subsidiary of CCMH, since April 26, 2013.

On May 20, 2014, Clear Channel Management Services, Inc., a subsidiary of CCMH (“CCMS”), entered into an employment agreement (the “Employment Agreement”) with Mr. Hamilton.  The Employment Agreement has an initial term beginning on May 1, 2014 and ending on April 30, 2018 and thereafter provides for automatic two-year extensions, unless either CCMS or Mr. Hamilton gives prior notice electing not to extend the Employment Agreement as provided in the Employment Agreement.

Subject to the termination provisions described below, the Employment Agreement sets Mr. Hamilton’s annual base salary at $375,000, with eligibility for additional annual raises commensurate with company policy.  No later than March 15 of each calendar year, Mr. Hamilton is eligible to receive an annual performance bonus based on the achievement of financial and performance criteria established by the company and approved in the annual budget.  Mr. Hamilton’s target annual bonus is set at 60% of his annual base salary.  Pursuant to the Employment Agreement, Mr. Hamilton also is eligible for long term incentive opportunities consistent with other comparable positions and is entitled to participate in all employee welfare benefit plans in which other similarly situated employees may participate.

Under the Employment Agreement, Mr. Hamilton is required to protect the secrecy of confidential information of CCMS and its affiliates and to assign certain intellectual property rights.  During employment and for the 12 months after his employment terminates, Mr. Hamilton also is prohibited by the Employment Agreement from engaging in certain activities that compete with CCMS and its affiliates and soliciting employees for employment.  Mr. Hamilton also is prohibited from soliciting clients for 12 months after his employment terminates.  CCMS agreed to defend and indemnify Mr. Hamilton for acts committed in the course and scope of his employment and Mr. Hamilton agreed to indemnify CCMS for claims of any type concerning his conduct outside the scope of his employment or the breach by Mr. Hamilton of the Employment Agreement.

If Mr. Hamilton’s employment with CCMS is terminated by CCMS without Cause (as defined in the Employment Agreement) or following CCMS’ notice of non-renewal of the Employment Agreement, CCMS will pay to Mr. Hamilton a lump sum amount equal to: (1) Mr. Hamilton’s accrued and unpaid base salary through the termination date; (2) any earned but unpaid annual bonus with respect to a previous year; and (3) any payments required under applicable employee benefit plans.  In addition, if Mr. Hamilton signs and returns a general release of claims in a form satisfactory to CCMS, CCMS will pay to Mr. Hamilton, in periodic payments in accordance with ordinary payroll practices and deductions, his base salary for 12 months after termination (the “Severance Payments” or “Severance Pay Period”).  In addition, if Mr. Hamilton’s employment is terminated by CCMS without Cause (as defined in the Employment Agreement) or following CCMS’ notice of non-renewal of the Employment Agreement, Mr. Hamilton will be eligible to receive a prorated annual bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year.  If Mr. Hamilton breaches any post-employment obligation or covenant or if he is hired or engaged in any capacity by any competitor in any location during the Severance Pay Period, the Severance Payments will cease.  If CCMS rehires Mr. Hamilton during the Severance Pay Period, Severance Payments will cease; however, if Mr. Hamilton’s new base salary is less than his previous base salary, CCMS will pay Mr. Hamilton the difference between his previous and new base salary for the remainder of the Severance Pay Period.

If Mr. Hamilton’s employment with CCMS is terminated due to Mr. Hamilton’s death or disability, CCMS will pay to Mr. Hamilton or to his designee or estate a lump sum amount equal to his accrued and unpaid base salary and bonus, if any, through the date of termination and any payments required under applicable employee benefit plans.   If CCMS terminates Mr. Hamilton’s employment for Cause, CCMS will pay Mr. Hamilton a lump sum amount equal to his accrued and unpaid base salary through the date of termination and any payments required under applicable employee benefit plans.  If Mr. Hamilton elects not to renew his Employment Agreement, CCMS may modify Mr. Hamilton’s duties and/or responsibilities through the end of the employment period.

At any time prior to a notice of non-renewal of the Employment Agreement, CCMS may elect, in its sole discretion, to place Mr. Hamilton in a consulting status for 12 months, which may extend the employment period.  Although Mr. Hamilton will continue to perform duties as directed in CCMS’ discretion during any consulting period, CCMS will limit its requests for service to allow Mr. Hamilton to accept and perform non-competitive employment. If Mr. Hamilton is placed in a consulting status, he will be entitled to receive his base salary and any earned but unpaid prior year annual bonus no later than March 15th.  In addition, if Mr. Hamilton is placed in a consulting status, he will be eligible to receive a prorated annual bonus, calculated based upon performance as of the date on which he is placed in a consulting status as related to overall performance at the end of the calendar year, and only if a bonus would have been earned by the end of the calendar year.  If Mr. Hamilton is placed in consulting status, any long term incentive awards or options will not continue to vest, Mr. Hamilton will not be entitled to severance under any other provision of the Employment Agreement and the provisions of the Employment Agreement related to non-competition and non-solicitation of employees and clients will not apply after the end of the employment period.

The foregoing summary is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Employment Agreement by and between Clear Channel Management Services, Inc. and Scott D. Hamilton, dated May 20, 2014 (incorporated by reference to Exhibit 10.1 to the CC Media Holdings, Inc. Current Report on Form 8-K filed on June 25, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: June 25, 2014	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1
Employment Agreement by and between Clear Channel Management Services, Inc. and Scott D. Hamilton, dated May 20, 2014 (incorporated by reference to Exhibit 10.1 to the CC Media Holdings, Inc. Current Report on Form 8-K filed on June 25, 2014).